                                                             April 24, 2001

Securities and Exchange Commission
Division of Corporation Finance
Filing Room #1004
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      American Communications Enterprises, Inc.
                  2001 Stock Plan

Ladies and Gentlemen:

        I have reviewed and am familiar with the referenced plan, and the Articles of Incorporation and bylaws of American Communications Enterprises, Inc. In my opinion, upon sale pursuant to an effective Registration Statement on Form S-8, the securities to be issued under the plan will be validly issued, fully paid and nonassessable.
I hereby consent to the inclusion of my opinion in such Registration Statement on
Form S-8.

                                                 Sincerely,

                                                 THOMAS P. MCNAMARA, P.A.

                                                 By:/s/ Thomas P. McNamara
                                                    Thomas P. McNamara